Exhibit 10.25

FIRST AMENDMENT TO THE LEASE

ROSEVILLE PROPERTIES MANAGEMENT COMPANY, INC., a Minnesota corporation, as agent for Commers-Klodt, a Minnesota general partnership (“Landlord”) and INTERNATIONAL TECHNIDYNE CORPORATION, a Delaware Corporation, (“Tenant”), entered into a Commercial Lease (Lease) dated September 26, 2003 for the premises located at 2640-2652 Patton Road, Roseville, Minnesota 55113, consisting of approximately 35,040 square feet. This First Amendment shall be effective as of January 1, 2009.

Both parties wish to amend this Lease as follows;

1.	LEASE TERM

Landlord and Tenant desire to hereby extend the Term of the Lease so that it will now terminate on December 31, 2013. Section 1.1 of the Lease shall remain in effect such that the first of two Renewal Terms, if exercised, shall follow the Term of the Lease terminating on December 31, 2013.

2.	BASE RENT

Base Rent shall be based upon $8.60 per square foot with 2% annual increases after the first year:

Months	Monthly Base Rent

January 1, 2009 — December 31, 2009	$25,112.00 per month
January 1, 2010 — December 31, 2010	$25,614.00 per month
January 1, 2011 — December 31, 2011	$26,127.00 per month
January 1, 2012 — December 31, 2012	$26,649.00 per month
January 1, 2013 — December 31, 2013	$27,182.00 per month

All other terms, conditions and obligations outlined in the Lease and subsequent Amendments remain in full force and effect.

AS AGREED BY:

LESSOR:	LESSEE:
ROSEVILLE PROPERTIES	INTERNATIONAL TECHNIDYNE
MANAGEMENT COMPANY as agent	CORPORATION
for Commers-Klodt

Signature	Signature

/s/ MARK E. RANCOME Name (print)	/s/ LAWRENCE COHEN Name (print)

Vice President Title	President Title

6-22-08 Date	June 18, 2008 Date